UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2006

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On December 20, 2006, the Audit Committee of the Board of Directors of Walter Industries, Inc. (the “Company”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm effective upon PwC’s completion of its audit of the Company’s financial statements for the year ended December 31, 2006 and the filing of its 10-K for the year ended December 31, 2006. The Company has appointed Ernst & Young LLP (“E&Y”), to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2007.

The reports of PwC on the financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2005 and 2004 and through December 20, 2006, there were: (1) no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except for the following: As disclosed in Item 9a. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management concluded that a material weakness related to controls over the appropriate classification of shipping and handling costs existed at December 31, 2004. During the fourth quarter of 2005, management remediated the material weakness.

The Company has provided PwC a copy of the above disclosures and has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. The Company has requested that PwC respond within 10 business days from the filing of this Report on Form 8-K. Notwithstanding this ten business day period, within two business days of our receipt of their response, if any, we will amend this Report on Form 8-K to include such response as an Exhibit.

During the two most recent fiscal years and the subsequent interim periods preceding their appointment as independent registered public accountants, neither the Company nor anyone on its behalf consulted E&Y, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has E&Y provided to the Company a written report or oral advice regarding such principles or audit opinion.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2006, the Board of Directors of the Company named Vice Chairman and General Counsel, Victor P. Patrick and Jim Walter Resources, Inc. Chief Executive Officer, George Richmond to its Board of Directors.  With the exception of the compensatory arrangement between the Company and Messrs. Patrick and Richmond which have been previously filed, there is no arrangement or understanding between Messrs. Patrick and Richmond and any other person pursuant to which each was selected to become a member of the board, nor are there any other transactions between the Company and Messrs. Patrick and Richmond that are reportable under Item 404(a) of Regulation S-K.  The Company issued a press release announcing these appointments. A copy of the Walter Industries, Inc. press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16. 1	To be filed upon receipt.

99.1	Press Release, December 20, 2006, Walter Industries, Inc. Names Vic Patrick and George Richmond to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Vice Chairman, General Counsel
and Secretary
Date: December 27, 2006